Exhibit 99.1

Workhorse Group Adjourns Special Meeting of Stockholders

CINCINNATI – August 28, 2023 – Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”), an American technology company focused on pioneering the transition to zero emission commercial vehicles, today announced that it has adjourned its Special Meeting of Stockholders scheduled for August 28, 2023, until September 1, 2023 at 8:00 a.m. Eastern Time.

The Company issued the following statement:

We are adjourning the Special Meeting to give Workhorse stockholders more time to vote on the proposal to increase the number of shares of Workhorse common stock. We have been extensively engaging with our stockholders over the past few weeks and appreciate the input and support from our stockholders.

We look forward to continuing to engage with our stockholders to discuss the transformative progress we’ve made, the inflection point we are at and why we need their support to fund Workhorse’s next phase of execution and growth. We note that we are exploring financing options and pursuing this proposal from a position of strength. That said, if the proposal ultimately does not go through, it will limit our financing options to the detriment of our stockholders.

We therefore urge stockholders to vote as soon as possible FOR the proposal so we can execute on our strategic priorities and build a bridge to long-term growth and stockholder value creation.

As previously announced, leading independent proxy advisory firms ISS and Glass Lewis also recommend Workhorse stockholders vote “FOR” the proposal to increase the number of authorized shares.

Workhorse stockholders of record at the close of business on July 10, 2023 (the “Record Date”), will still be entitled to vote at or in advance of the Special Meeting. Workhorse stockholders can visit www.VoteWKHS.com for additional information on the upcoming Special Meeting and proposal.

As of August 28, 2023, 49.68% of Workhorse shares voted for the proposal, with 85% of all voted shares supporting the proposal. Holders of a majority of ALL shares of Workhorse common stock are required to vote in favor of this proposal for it to be approved. Because of this, it is imperative that every stockholder who wants Workhorse to be able to achieve the goals described above vote their shares FOR the proposal today.

Please follow the instructions shown on the proxy card or voting instruction form to vote your shares today. Or you can sign and mail in your proxy card.

Stockholders who have questions or need assistance voting your shares, please contact Morrow Sodali, Workhorse’s proxy solicitor:

Phone: 800-607-0088
wkhs.info@investor.morrowsodali.com

About Workhorse Group Inc.

Workhorse is a technology company focused on providing ground and air-based electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric trucks and drones. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking statements within the meaning of federal securities laws with respect to Workhorse Group Inc. (the “Company”), including statements relating to the amendment of our Articles of Incorporation in Nevada and its potential impact on the Company’s ability to obtain financing, build its offerings of commercial electrical vehicles, expand its aerospace business, and capture additional avenues for growth. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in voting and the actual vote counts on the day of the special meeting; the availability of and need for capital; and the factors, risks and uncertainties regarding the Company’s business described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 15, 2023. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contact:

Aaron Palash / Greg Klassen
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Investor Relations Contact:

Matt Glover and Tom Colton
Gateway Investor Relations
949-574-3860
WKHS@gateway-grp.com